EXHIBIT 99.1

Latham Group, Inc. Reports First Quarter Fiscal 2021 Financial Results

Sales Growth Driven by Strong Consumer Demand Across Product Portfolio

Company Introduces Outlook for Full Fiscal Year 2021

LATHAM, N.Y. – June 3, 2021– Latham Group, Inc. (NASDAQ: SWIM) (“Latham” or "the Company"), the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand, today announced financial results for the first quarter of its fiscal year 2021 ended April 3, 2021.

First Quarter Highlights:

•	Net sales of $148.7 million, up $97.6 million or 191% year-over-year
•	Net income of $8.5 million, up $24.0 million year-over-year
•	Adjusted EBITDA of $33.5 million up $35.4 million year-over-year, representing 22.5% Adjusted EBITDA margin

“Our strong first quarter results reflect robust consumer demand for our products as homeowners continue to invest in outdoor living,” commented Scott Rajeski, President and Chief Executive Officer of Latham. “We are well positioned to continue to benefit from the attractive pool market dynamics as our unique direct-to-homeowner strategy drives purchase-ready leads to our dealer partners and our capacity investments enable us to meet that demand.”

“Looking ahead, we have multiple levers to drive further growth across our platform by continuing to leverage our brand and its digital assets, enhancing our leadership position across our products, accelerating the pace of fiberglass material conversion, and prioritizing strategic partnerships with exclusive dealers.”

First Quarter Fiscal 2021 Results

Net sales for the first quarter of fiscal 2021 increased to $148.7 million, up $97.6 million, or 191%, from $51.1 million for the first quarter of fiscal 2020. The increase was primarily attributable to continued strong consumer demand and order volumes across the Company’s product portfolio, expanded strategic partnerships with Latham’s exclusive dealers, the acquisition of GLI, and price increases.

Gross profit for the first quarter of fiscal 2021 increased to $52.4 million, up $42.3 million from $10.1 million for the first quarter of fiscal 2020. Gross profit as a percent of net sales increased to 35.3%, compared to 19.8% for the prior year period driven by higher utilization of its fixed cost structure, price increases, and a mix shift towards in-ground pools, partially offset by inflation in the cost of raw materials.

Selling, general and administrative expenses (“SG&A”) increased to $27.2 million from $15.4 million in the first quarter of 2020, primarily driven by IPO-related costs, stock-based compensation, the acquisition of GLI, wage and headcount increases from the addition of customer facing roles to support Latham’s expansion and incentive plan accruals reflecting its strong start to the year. SG&A as a percent of sales declined from 30.2% to 18.3%.

Net income was $8.5 million, or $0.08 per share, for the first quarter of fiscal 2021, as compared to a net loss of $15.5 million for the first quarter of fiscal 2020 and our net income margin was 5.7% for the first quarter of fiscal 2021, as compared to a net loss margin of 30.2% for the first quarter of fiscal 2020.

Adjusted EBITDA for the first quarter of fiscal 2021 was $33.5 million, up $35.4 million from ($1.9) million for the first quarter of fiscal 2020. Adjusted EBITDA margin increased to 22.5% from (3.7)% for the prior year period.

Balance Sheet, Cash Flow and Liquidity

As of April 3, 2021, the Company had cash and cash equivalents of $19.9 million, $14 million undrawn on its revolving credit facility, and total debt of $406 million. On April 27, 2021, the Company’s total debt was reduced to $238 million as a result of repaying $152 million of its term debt and its outstanding revolver balance of $16 million with cash from its IPO.

Net cash used by operating activities was $41.0 million for the fiscal quarter ended April 3, 2021 versus $26.3 million in the prior year first quarter, primarily driven by higher receivable levels tied to increased sales.

Capital expenditures totaled $4.6 million in the first quarter of fiscal 2021 compared to $2.8 million in the first quarter of fiscal 2020. The increase in capital spending was primarily related to fiberglass capacity expansion initiatives.

Recent Developments

On April 27, 2021, Latham completed its initial public offering of 23,000,000 shares of its common stock, inclusive of 3,000,000 shares sold by the Company pursuant to the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $19.00 per share. The aggregate net proceeds received by the Company from the IPO were $400.1 million, after deducting underwriting discounts and commissions and other offering costs. The Company used the net proceeds to pay down $152 million of its term debt, repay the $16 million outstanding on its revolving credit facility, repurchase 12,264,438 shares of common stock from certain existing shareholders for $216.7 million and fund general corporate requirements, including working capital, for $14.7 million. Shares began trading on the Nasdaq Global Select Market on April 23, 2021, under the ticker symbol “SWIM.”

Fiscal 2021 Outlook

Latham is introducing guidance for the full year fiscal 2021 as detailed below. The Company’s financial outlook reflects strong consumer demand as homeowners continue to invest in the backyard, growth across the Company’s product portfolio, and the mix shift benefit towards fiberglass.

Metric	Low	High
Net Sales	$580 million	$620 million
Adjusted EBITDA	$126 million	$138 million
Capital Expenditures	$28 million	$36 million

Conference Call Details

Latham will hold a conference call to discuss the first quarter 2021 financial results today, June 3, 2021, at 9:00 AM Eastern Time.

Participants may pre-register for the conference call by visiting https://dpregister.com/sreg/10156579/e898803d85. Callers who pre-register will be sent a confirmation e-mail including a conference passcode and unique PIN to gain immediate access to the call. Participants may pre-register at any time, including up to and after the call start time. To ensure you are connected for the full call, please register at least 10 minutes before the start of the call.

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Those without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE):1-866-777-2509

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5413

A live audio webcast of the conference call will be available online at https://ir.lathampool.com/ under “Events & Presentations”.

A replay will be available approximately two hours after the conclusion of the call on the Company’s investor relations website under “Events & Presentations” or by dialing 1-877-344-7529 or 1-412-317-0088. The conference ID for the replay is 10156579. The replay will be available through June 17, 2021.

About Latham Group, Inc.

Latham Group, Inc., headquartered in Latham, NY, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand. Latham has a coast-to-coast operations platform consisting of over 2,000 employees across 32 facilities.

Non-GAAP Financial Measures

We track our non-GAAP financial measures to monitor and manage our underlying financial performance. This news release includes the presentation of Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons it is useful to management, as discussed below, these measures are neither a substitute for, nor superior to, U.S. GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled Adjusted EBITDA to the applicable most comparable GAAP measure, net income, throughout this news release.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA margin are key metrics used by management and our board of directors to assess our financial performance. Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other companies using similar measures. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosures because we believe they allow for a more complete analysis of results of operations and assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as (i) depreciation and amortization, (ii) interest expense, (iii) income tax (benefit) expense, (iv) loss on sale and disposal of property and equipment, (v) restructuring charges, (vi) stock-based compensation expense, (vii) unrealized (gains) losses on foreign currency transactions, (viii) strategic initiative costs, (ix) acquisition and integration related costs, (x) other and (xi) IPO costs.

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and should not be considered as alternatives to net income as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this news release. There can be no assurance that we will not modify the presentation of Adjusted EBITDA and Adjusted EBITDA margin following this offering, and any such modification may be material. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by any such adjustments. In addition, other companies, including companies in our industry, may not calculate Adjusted EBITDA and Adjusted EBITDA margin at all or may calculate Adjusted EBITDA and Adjusted EBITDA margin differently and accordingly, are not necessarily comparable to similarly entitled measures of other companies, which reduces the usefulness of Adjusted EBITDA and Adjusted EBITDA margin as tools for comparison.

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Adjusted EBITDA and Adjusted EBITDA margin have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA margin:

•	do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in our working capital needs;

•	do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

•	do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	do not reflect non-cash equity compensation, which will remain a key element of our overall equity-based compensation package; and

•	do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA and Adjusted EBITDA margin, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any costs of such replacements.

Forward-looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: secular shifts in consumer demand for swimming pools and spending on outdoor living spaces; slow pace of material conversion from concrete pools to fiberglass pools in the pool industry; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact the Company’s business, including the COVID-19 pandemic; changes in access to consumer credit or increases in interest rates impacting consumers’ ability to finance their purchases of pools; the impact of weather on the Company’s business; the Company’s ability to attract new customers and retain existing customers; the Company’s ability to sustain further growth and to manage it effectively; the ability of the Company’s suppliers to continue to deliver the quantity or quality of materials sufficient to meet the Company’s needs to manufacture the Company’s products;

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the availability and cost of third-party transportation services for the Company’s products and raw materials; product quality issues; the Company’s ability to successfully defend litigation brought against the Company; the Company’s ability to adequately obtain, maintain, protect and enforce the Company’s intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; exposure to risks associated with international sales and operations, including foreign currency exchange rates, corruption and instability; security breaches, cyber-attacks and other interruptions to the Company’s and the Company’s third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other international conflicts, public health issues or natural catastrophes and accidents; risk of increased regulation of the Company’s operations, particularly related to environmental laws and other risks, uncertainties and factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Investor Contact:

Nicole Briguet

Edelman for Latham

nicole.briguet@edelman.com

646-750-7235

Media Contact:

Jodie Davis
jodiedavis@lathampool.com
518-396-8576

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Latham Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Net sales	$148,746	$51,134
Cost of sales	96,306	41,035
Gross profit	52,440	10,099
Selling, general and administrative expense	27,172	15,432
Amortization	5,595	4,063
Income (loss) from operations	19,673	(9,396)
Other expense (income):
Interest expense	9,056	5,333
Other expense (income), net	(555)	3,741
Total other expense (income), net	8,501	9,074
Earnings from equity method investment	244	–
Income (loss) before income taxes	11,416	(18,470)
Income tax (benefit) expense	2,883	(3,019)
Net income (loss)	$8,533	$(15,451)
Net income (loss) per share attributable to common stockholders:
Basic and diluted	$0.08	$(0.14)
Weighted-average common shares outstanding – basic and diluted
Basic and diluted	109,673,709	109,673,709

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Latham Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	April 3, 2021	December 31, 2020
	Unaudited
Assets
Current assets:
Cash	$19,945	$59,310
Trade receivables, net	92,960	32,758
Inventories, net	74,131	64,818
Income tax receivable	2,107	4,377
Prepaid expenses and other current assets	5,685	6,063
Total current assets	194,828	167,326
Property and equipment, net	50,605	47,357
Equity method investment	25,460	25,384
Deferred tax assets	345	345
Deferred offering costs	4,684	1,041
Goodwill	115,610	115,750
Intangible assets, net	283,617	289,473
Total assets	$675,149	$646,676
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,977	$29,789
Accounts payable – related party	1,000	500
Current maturities of long-term debt	23,047	13,042
Accrued expenses and other current liabilities	49,679	50,606
Total current liabilities	113,703	93,937
Long-term debt, net of discount and current portion	382,917	208,454
Related party note payable	–	64,938
Deferred income tax liabilities, net	55,472	55,193
Liability for uncertain tax positions	5,562	5,540
Other long-term liabilities	2,061	1,943
Total liabilities	559,715	430,005
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized as of April 3, 2021 and December 31, 2020; 109,673,709 shares issued and outstanding as of April 3, 2021 and December 31, 2020	11	11
Additional paid-in capital	91,943	200,541
Retained earnings	22,298	13,765
Accumulated other comprehensive income	1,182	2,354
Total stockholders’ equity	115,434	216,671
Total liabilities and stockholders’ equity	$675,149	$646,676

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Latham Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income (loss)	$8,533	$(15,451)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,900	5,755
Amortization of deferred financing costs and debt discount	2,804	912
Stock-based compensation expense	1,464	224
Other non-cash	1,433	739
Earnings from equity method investment	(244)	–
Distribution received from equity method investment	168	–
Changes in operating assets and liabilities:
Trade receivables	(60,963)	(13,322)
Inventories	(9,238)	(10,914)
Prepaid expenses and other current assets	119	784
Income tax receivable	(2,107)	(2,866)
Accounts payable	8,642	9,468
Accrued expenses and other current liabilities	(4,074)	(1,652)
Other long-term liabilities	4,545	35
Net cash used in operating activities	(41,018)	(26,288)
Cash flows from investing activities:
Purchases of property and equipment	(4,608)	(2,790)
Proceeds from the sale of property and equipment	–	1
Net cash used in investing activities	(4,608)	(2,789)
Cash flows from financing activities:
Proceeds from borrowings on the term loan	172,813	–
Payments on term loan borrowings	(5,762)	–
Proceeds from borrowings on the revolving credit facility	16,000	5,000
Deferred financing fees paid	(1,250)	–
Distributions to parent	(29)	(400)
Payment of related party note payable	(64,938)	–
Dividend to parent	(110,033)	–
Payments of initial public offering costs	(747)	–
Net cash provided by financing activities	6,054	4,600
Effect of exchange rate changes on cash	207	(1,694)
Net decrease in cash	(39,365)	(26,171)
Cash at beginning of period	59,310	56,655
Cash at end of period	$19,945	$30,484
Supplemental cash flow information:
Cash paid for interest	$5,892	$4,420
Income taxes paid, net	$502	$63
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$1,144	$269
Capitalized internal-use software included in accounts payable – related party	$500	$–
Deferred offering costs included in accrued expenses	$2,896	$–

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Latham Group, Inc.

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation

(Non-GAAP Reconciliation)

(in thousands)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
	(dollars in thousands)
Net income (loss)	$8,533	$(15,451)
Depreciation and amortization	7,900	5,755
Interest expense	9,056	5,333
Income tax (benefit) expense	2,883	(3,019)
Loss on sale and disposal of property and equipment	165	3
Restructuring charges(a)	371	286
Stock-based compensation expense	1,464	224
Unrealized (gains) losses on foreign currency transactions(b)	(61)	3,741
Strategic initiative costs(c)	–	1,092
Acquisition and integration related costs(d)	68	112
Other(e)	264	39
IPO costs(f)	2,877	–
Adjusted EBITDA	$33,520	$(1,885)
Net sales	$148,746	$51,134
Net income (loss) margin	5.7%	(30.2%)
Adjusted EBITDA margin	22.5%	(3.7%)

(a)	Represents severance and other costs for our executive management changes.
(b)	Represents foreign currency transaction (gains) and losses associated with our international subsidiaries and changes in the fair value of the contingent consideration recorded in connection with the acquisition of Narellan Group Pty Limited and its subsidiaries, which was settled in September 2020.
(c)	Represents fees paid to external consultants for our strategic initiatives, including our rebranding initiative.
(d)	Represents acquisition and integration costs primarily related to the acquisition of GL International, LLC (“GLI”) in October 2020, the equity investment in Premier Holdco, LLC in October 2020, as well as other costs related to a transaction that was abandoned.
(e)	Other costs consist of other discrete items as determined by management, including (i) fees paid to external consultants for tax restructuring, (ii) the cost for legal defense of a specified matter, (iii) the cost incurred and insurance proceeds related to our production facility fire in Picton, Australia in 2020,

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(iv) temporary cleaning, equipment and salary costs incurred in response to the COVID-19 pandemic, offset by government grants received in the United States, Canada and New Zealand and (v) non-cash adjustments to record the step-up in the fair value of inventory related to the acquisition of GLI, which are amortized through cost of sales in the condensed consolidated statements of operations.

(f)	Represents items management believes are not indicative of ongoing operating performance. These expenses are primarily composed of legal, accounting and professional fees incurred in connection with the IPO that are not capitalizable, which are included within selling, general and administrative expense.

Fiscal 2021 Outlook

A reconciliation of Latham’s projected Adjusted EBITDA to net income is not available due to uncertainty related to our future income tax expense.

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